SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 1997
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                          HERTZ TECHNOLOGY GROUP, INC.
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             (Exact name of Registrant as specified in its charter)

   DELAWARE                         0-21679                  13-3896069
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   (State or other jurisdiction    (Commission               (IRS Employer
     of incorporation)             File Number)              Identification No.)

             75 Varick Street, 11th Floor, New York, New York 10013
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               (Address of principal executive office) (Zip Code)

                                 (212) 634-4000
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               Registrant's telephone number, including area code:

                                       N/A
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          (Former name or former address, if changed since last report)

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Item 2: Acquisition or Disposition of Assets

      On December 5, 1997, a wholly-owned subsidiary of Hertz Technology Group, Inc. (the "Buyer") acquired substantially all of the assets and business of Landau Metal Products Corp., a company engaged in the business of sheet metal fabrication in Long Island City, New York ("Landau"). The aggregate consideration paid to Landau was $660,000 in cash on the closing and a promissory note in the principal amount of $380,000, payable in three annual installments commencing one year from the date of closing. The principal officer and sole stockholder of Landau was employed effective as of the closing by the Buyer for five years at a fixed annual salary with additional incentive compensation if sales of the new company exceed certain prescribed amounts. Funds of Hertz Technology Group, Inc. (the "Registrant") were used to make the acquisition. The metal fabrication facility and equipment acquired will be used to complement the operations of the Registrant's wholly-owned subsidiary, Hergo Ergonomic Support Systems Inc. and will also be used to continue to service the existing customer base of Landau.

Item 7: Financial Statements, Pro Forma Financial
        Information and Exhibits

        Exhibits:

        A Asset Purchase Agreement dated as of November 20, 1997 by and among Hertz Technology Group, Inc., Landau Metal Products Corp. And Albert Hirschson


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HERTZ TECHNOLOGY GROUP, INC.


Date: December 16, 1997               By: /s/ Eli E. Hertz
                                         ---------------------------------------
                                          Eli E. Hertz, Chairman, President and
                                          Chief Executive Officer


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